# U.S. GOLD CORP

U.S. Gold Corp.
Suite 102, Box 604
1910 E. Idaho Street
Elko, NV 89801
(800) 557-4550
www.usgoldcorp.gold

**US Gold Corp. (NASDAQ: USAU)** is a publicly traded, U.S.-focused gold exploration and development company advancing high-potential projects in Nevada and Wyoming. U.S. Gold Corp. has a portfolio of development and exploration properties. Copper King is located in southeast Wyoming and has a historical Preliminary Economic Assessment (PEA) done by Mine Development Associates in 2012 for Strathmore Minerals Corporation. Keystone is an exploration property on the Cortez trend in Nevada, identified and consolidated by expert geologist Dave Mathewson.

## Company Statistics

Stock Symbol: USAU (NASDAQ)
State of Incorporation: Nevada
Price: $1.16 (11/01/17)
52-Week Range: $1.10 – $5.66
Avg. Daily Volume (90 day): 191,656
Shares Outstanding: 14.1 million
Market Cap: $16.3 million
Non-Affiliated Public Float: 13 million

**1-for-4 Reverse Stock Split as of May 8, 2017*
*Price and volume quotes from Yahoo! Finance and other reliable sources*

## Recent Highlights

- Announced disposition of Dataram Memory Corp.
- Consummated public offering of common stock
- Keystone scout drilling reports are favorable – plans for additional Autumn drill program
- Copper King project update: exploration and permitting underway, geophysical survey shows additional exploration potential
- Acquired Gold Bar North Property in July 2017; adjacent to Keystone asset and offers 49 unpatented load mining claims
- Staked 102 additional claims at Keystone project to significantly expand the Nevada gold exploration project

## Investment Highlights

- Development Package — Exciting combination of a later-stage development asset and exploration with blue-sky potential
- Proven Team — Top-quality management and advisory team with pedigrees of developing renowned gold projects
- Debt Free — U.S. Gold Corp. is debt free; rare in the gold development and exploration space
- High Upside — Large growth potential for the current resource and valuation upside based on market comps
- U.S. Gold Corp. completed a $11.92 million equity offering in October 2016
- U.S. Gold Corp completed a $2.5 million public equity offering in October 2017
- U.S.-based company, listed on a major U.S. exchange (NASDAQ) with US properties

## Investment Catalysts

### Market Opportunity

A historic Preliminary Economic Assessment (PEA) completed by Mine Development Associates (MDA) in 2012 for Copper King showed measured, indicated, and inferred resources of 1.1 million ounces of gold and 300 million pounds of copper. The company believes the projects are economically viable and will generate strong capital appreciation for its shareholders. Keystone Gold District's initial target is >1 million ounces of gold, and project potential is >10 million ounces of gold. The Keystone Gold District has a large mining and processing infrastructure that include numerous 20-million-ounce gold deposits. Nevada has already produced more than 245 million ounces of gold.

### Exploration Asset — Keystone Project — Nevada

The Keystone project is located on the prolific Cortez Gold Trend, one of the world's most highly prospective mineral trends, and the company believes has the potential for major upside. Over the past 50 years, the Cortez and Carlin trends in Nevada have produced more than 245 million ounces of gold, according to USGS statistics.



- North Central NV property located next to some of the biggest mines in North America
- District-scale opportunity with multiple and major gold deposit discovery characteristics
- Located on the prolific Cortez Gold Trend, one of the world's most highly prospective mineral trends
- Ten miles south of Barrick's Cortez Hills Mine Complex
- Project identified and recently consolidated by Nevada exploration geologist Dave Mathewson, a founder of Gold Standard Ventures, who helped discover its Railroad project
- Strong, widespread gold and pathfinder soil and rock geochemistry, especially arsenic and zinc, indicate a very large epithermal gold system is present
- Systematic modern-day, model-driven exploration has never been conducted on the property
- A district-wide, 1,600-station, detailed gravity survey completed and interpreted
- Keystone's property position is 650 claims, approximately 20 square miles (>12,000 acres) and 100 percent controlled by the company

### Near Term Production Potential — Copper King Project — Wyoming

The Copper King project is an advanced-stage gold and copper exploration and development project located in southeast Wyoming, 20 miles west of Cheyenne. This project is located entirely on state land, making for an easier permitting process and more affordable annual leases. There has been extensive historical exploration of the Copper King Project. Since 1938, at least nine historic drilling campaigns by seven companies plus the U.S. Bureau of Mines have been conducted, with drilling by five different operators since 1970 confirming the mineralization.

## Management

### Edward Karr, President & CEO

Edward Karr is the founder of several investment management and investment banking firms based in Geneva, Switzerland, and has been active in the natural resource industry for years. Mr. Karr was a founder and currently serves on the board of directors of Pershing Gold Corp. (NASDAQ: PGLC). Mr. Karr is a director and chair of the Audit Committee of Levon Resources (TSX: LVN). In 2004, Futures magazine named Mr. Karr as one of the world's top traders. He is a past contributor to CNBC and has been quoted in numerous financial publications. Mr. Karr worked for Prudential Securities in the United States and has been in the financial services industry for over 20 years.

### Luke Norman, Co-Founder & Corpoate Development

Luke Norman is a seasoned growth executive with over 15 years of experience in venture capital markets. He has been responsible for direct capital raises in excess of $300M. Mr. Norman began his capital markets career at Ord O'Connor Grieve, New Zealand, then worked for four years with Canaccord Capital Corp. before moving on to the private investment industry. In recent years, Mr. Norman has operated a consultancy company to the metals and mining industry. He co-founded Gold Standard Ventures Corp., a gold exploration company listed on both the TSX-V and NYSE markets. Additionally, Mr. Norman co-founded and was formerly a director of Stratton Resources Inc.

### Dave Mathewson, Head of Nevada Exploration

Dave Mathewson is a geologist-explorer with 35 years of exploration experience in Nevada alone. Notable discoveries made while head of Newmont Nevada's Exploration team from 1989 through 2001 include Tess, Northwest Rain, Saddle, and South Emigrant in the Rain mining district. From 1999 to 2001, a Mathewson-led team made important deposit extension discoveries at Newmont's Gold Quarry and Mike deposits. Most recently, his work at Gold Standard Ventures led to the consolidation of the Railroad-Pinion district and the North Bullion and Bald Mountain discoveries.

### Neil Whitmer, Operations Manager

Mr. Whitmer joined Gold Standard Ventures in 2012. He advises Gold Standard in operational and regulatory matters relating to acquisition, due diligence, title review, permitting, and maintenance of mineral and surface rights required to support exploration. He is experienced in land acquisition and lease agreements, as well as permitting projects on public and private property with state and federal agencies. He also enjoys going to the field and hitting the outcrops when time allows. Prior to joining Gold Standard, Mr. Whitmer practiced law in Colorado for four years. He acquired a Bachelor of Science degree in geology from Indiana University in 2002 and a Master of Science degree in geology from the University of Tennessee in 2005. He earned his Juris Doctorate from Michigan State University College of Law in 2008. Mr. Whitmer is admitted to practice law in Colorado and Nevada.

## Investor Relations Contact:

**Edward Karr, President & CEO**
ir@usgoldcorp.gold
www.usgoldcorp.gold

- Advanced exploration and development property
- Mining-friendly location in the Silver Crown Mining District of southeast Wyoming
- Historic NI 43-101 Technical Report and Preliminary Economic Assessment (PEA) prepared by Mine Development Associates in 2012 for Strathmore Minerals Corporation shows the following resource:
  - **$159.5 million Net Present Value (NPV) at $1,100/oz. Au and $3.00/lb. Cu**



### Keystone Project Exploration Plan



2017
Geophysical surveys
Additional claim staking
Identify initial drill targets
Drilling program
2018
Work with local politicians for project support
Continued project advancement to prove up additional discoveries

### Copper King Project Development Plan



2017
Update PEA for current cost inputs
Assemble top technical team to advance project
Initiate permitting strategy
2018
Work with local politicians for project support
Move project to Pre-Feasibility Study
Continued project advancement

### Top Quality Management Team

The U.S. Gold Corp. team brings together some of the best in the industry. President and CEO Edward Karr has extensive history founding investment management and investment banking firms and has been active in the natural resource industry for years. Dave Mathewson is a geologist-explorer with 35 years of exploration experience in the state of Nevada. He made many notable discoveries, including Tess, Northwest Rain, Saddle, and South Emigrant in the Rain mining district, while he was the head of Newmont Nevada's Exploration team for over 20 years. Most recently his work at Gold Standard Ventures led to the consolidation of the Railroad-Pinion district and the North Bullion and Bald Mountain discoveries. Dave claims that the Keystone project is "one of the best exploration projects I have seen in my career." The rest of the management team brings solid experience in gold exploration and development as well as growth development.

***CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING MINERAL RESOURCES***

*We may use certain terms on this factsheet, such as "measured," "indicated," or "inferred" mineral resources, which are defined in Canadian Institute of Metallurgy guidelines, the guidelines widely followed to comply with Canadian National Instrument 43-101--Standards of Disclosure for Mineral Projects ("NI 43-101"). We advise U.S. investors that these terms are not recognized by the United States Securities and Exchange Commission (the "SEC"). The estimation of measured and indicated resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves under the SEC's disclosure rules. Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Mineral resources that are not mineral reserves do not have demonstrated economic viability. U.S. investors are cautioned not to assume that measured or indicated mineral resources will be converted into reserves. Inferred mineral resources have a high degree of uncertainty as to their existence and their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource exists, or is economically or legally viable. Under Canadian rules, estimates of "inferred mineral resources" may not form the basis of feasibility studies, pre-feasibility studies or other economic studies, except in prescribed cases, such as in a preliminary economic assessment under certain circumstances. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade without reference to unit measures. The estimates contained in the document above are not recognized by the United States Securities and Exchange Commission. Amounts shown reflect the estimated in situ resource and do not include adjustments for metal recoveries. The above resource estimate was prepared on behalf of a predecessor owner in 2012 and may not be consistent with an estimate prepared using current metals prices.*